EXHIBIT 99.1
EXHIBIT TO FORM SD - REPORTING OF PAYMENTS TO GOVERNMENTS
The following tables display the country consolidated view of the relevant payments to governments made by government and payment type and by project and payment type for the reporting year ended December 31, 2025. The alternative reports listed in Form SD also appear as part of this exhibit.
Argentina

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Provincia del Neuquén	—	—	0.4	—	—	—	—	—	0.4
Total	—	—	0.4	—	—	—	—	—	0.4

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Neuquén-Onshore-Oil & Gas	—	—	0.4	—	—	—	—	—	0.4
Total	—	—	0.4	—	—	—	—	—	0.4
Payments made in Argentine Peso
Well method of extraction for all projects

Australia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Australian Energy Market Operator (AEMO)	—	—	—	—	—	1.7	—	—	1.7
Australian Taxation Office	—	541.5	—	—	—	—	—	—	541.5
Energy Safe Victoria	—	—	—	—	—	0.7	—	—	0.7
Environmental Protection Authority	—	—	—	—	—	0.4	—	—	0.4
Gippsland Water	—	—	—	—	—	2.8	—	—	2.8
Mornington Peninsula Shire Council	—	—	—	—	—	0.1	—	—	0.1
National Offshore Petroleum Safety and Environmental Management Authority (NOPSEMA)	—	—	—	—	—	5.8	—	—	5.8
State Revenue Office Victoria	—	—	—	—	—	0.9	—	—	0.9
The National Offshore Petroleum Titles Administrator (NOPTA)	—	—	—	—	—	1.1	—	—	1.1
Wellington Shire Council	—	—	—	—	—	2.7	—	—	2.7
Total	—	541.5	—	—	—	16.2	—	—	557.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Victoria-Offshore-Bass Strait- Oil & Gas	—	209.3	—	—	—	14.5	—	—	223.8
Western Australia-Offshore- Indian Ocean-Oil & Gas	—	76.5	—	—	—	—	—	—	76.5
Entity Level Payment	—	255.7	—	—	—	1.7	—	—	257.4
Total	—	541.5	—	—	—	16.2	—	—	557.7
Payments made in Australian Dollar
Well method of extraction for all projects

Azerbaijan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
State Tax Services of the Republic of Azerbaijan	—	12.5	—	—	—	—	—	—	12.5
Total	—	12.5	—	—	—	—	—	—	12.5

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Baku-Offshore-Caspian Sea-Oil & Gas	—	12.5	—	—	—	—	—	—	12.5
Total	—	12.5	—	—	—	—	—	—	12.5
Payments made in US Dollar
Well method of extraction for all projects

Brazil

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Fundacao Coordenacao de Projetos, Pesquisas e Estudos Tecnologicos	—	—	—	—	—	—	—	10.4	10.4
Fundacao da Universidade Federal do Parana	—	—	—	—	—	—	—	0.1	0.1
Fundacao de Apoio a Servicos Tecnicos, Ensino e Fomento a Pesquisas	—	—	—	—	—	—	—	0.4	0.4
Fundacao de Apoio a Universidade de Sao Paulo	—	—	—	—	—	—	—	1.5	1.5
Fundacao de Apoio a Universidade Federal do Rio Grande do Sul	—	—	—	—	—	—	—	0.9	0.9
Fundacao de Apoio a Universidade Federal Rural do Rio de Janeiro	—	—	—	—	—	—	—	0.1	0.1
Fundacao de Apoio ao Desenvolvimento da Computacao Cientifica	—	—	—	—	—	—	—	0.3	0.3
Fundacao de Desenvolvimento da Pesquisa	—	—	—	—	—	—	—	0.5	0.5
Fundacao de Desenvolvimento da Unicamp	—	—	—	—	—	—	—	0.6	0.6
Ministerio da Fazenda	—	—	3.3	—	24.6	3.8	—	—	31.7
Total	—	—	3.3	—	24.6	3.8	—	14.8	46.5

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Amapá-Offshore-Foz do Amazonas Basin-Oil & Gas	—	—	—	—	24.6	—	—	—	24.6
Rio de Janeiro-Offshore-Campos Basin-Oil & Gas	—	—	—	—	—	1.3	—	—	1.3
São Paulo-Offshore-Santos Basin-Oil & Gas	—	—	3.3	—	—	1.4	—	14.8	19.4
Sergipe-Offshore-Sergipe- Alagoas Basin-Oil & Gas	—	—	—	—	—	1.2	—	—	1.2
Total	—	—	3.3	—	24.6	3.8	—	14.8	46.5
Payments made in Brazilian Real
Well method of extraction for all projects

Egypt

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Egyptian Natural Gas Holding Company (EGAS)	—	—	—	—	0.7	—	—	—	0.7
Total	—	—	—	—	0.7	—	—	—	0.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Al Iskandarīyah-Offshore- Mediterranean Sea-Oil	—	—	—	—	0.7	—	—	—	0.7
Total	—	—	—	—	0.7	—	—	—	0.7
Payments made in Egyptian Pound
Well method of extraction for all projects

Equatorial Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Ministry of Taxes / Public Treasury	—	2.0	—	—	—	—	—	—	2.0
Total	—	2.0	—	—	—	—	—	—	2.0

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bioko Norte-Offshore-Gulf of Guinea-Oil & Gas	—	2.0	—	—	—	—	—	—	2.0
Total	—	2.0	—	—	—	—	—	—	2.0
Payments made in Central African Franc
Well method of extraction for all projects

Greece

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Hellenic Hydrocarbons and Energy Resources Management Company (HEREMA)	—	—	—	—	0.3	0.3	—	—	0.6
Total	—	—	—	—	0.3	0.3	—	—	0.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Kríti-Offshore-Cretan Sea-Oil	—	—	—	—	0.3	0.3	—	—	0.6
Total	—	—	—	—	0.3	0.3	—	—	0.6
Payments made in Euro
Well method of extraction for all projects

Indonesia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bojonegoro, Tuban, Blora Regency	—	—	—	—	—	—	0.3	—	0.3
Directorate General Of Marine Transportation	—	—	—	—	—	0.6	—	—	0.6
Directorate General Of Taxation	—	160.8	—	—	—	—	—	—	160.8
Pertamina Ep Cepu	461.4	—	—	—	—	—	—	—	461.4
Perusahaan Umum Perum Jasa Tirta	—	—	—	—	—	0.3	—	—	0.3
PT. Blora Patragas Hulu (Perseroda)	22.4	—	—	—	—	—	—	—	22.4
PT. Asri Dharma Sejahtera	46.0	—	—	—	—	—	—	—	46.0
PT. Petrogas Jatim Utama Cendana	23.0	—	—	—	—	—	—	—	23.0
PT. Sarana Patra Hulu Cepu	11.2	—	—	—	—	—	—	—	11.2
SKK Migas	2,718.4	—	—	—	—	0.8	—	—	2,719.2
Total	3,282.4	160.8	—	—	—	1.7	0.3	—	3,445.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Aceh-Onshore-Gas	—	28.5	—	—	—	—	—	—	28.5
Jawa Tengah-Onshore-Oil	3,282.4	132.3	—	—	—	1.7	0.3	—	3,416.6
Total	3,282.4	160.8	—	—	—	1.7	0.3	—	3,445.1
Payments made in Indonesian Rupiah and US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Kazakhastan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrau City State Revenue Department	—	5.9	—	—	—	2.5	—	—	8.3
Branch of KMG Kashagan B.V.	—	—	—	—	—	0.2	—	—	0.2
KazTransOil	—	—	—	—	—	2.2	—	—	2.2
Treasury Committee of Ministry of Finance	—	67.0	—	—	—	—	—	—	67.0
Total	—	72.9	—	—	—	4.9	—	—	77.8

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrauskaya oblast'-Offshore- Caspian Sea- Kashagan Field-Oil & Gas	—	72.9	—	—	—	2.5	—	—	75.3
Entity Level Payment	—	—	—	—	—	2.4	—	—	2.4
Total	—	72.9	—	—	—	4.9	—	—	77.8
Payments made in Kazakhstani Tenge and US Dollar
Well method of extraction for all projects

Malaysia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Inland Revenue Board of Malaysia	—	308.2	—	—	—	—	—	—	308.2
PETRONAS	480.3	14.4	104.2	—	—	—	—	—	599.0
Total	480.3	322.7	104.2	—	—	—	—	—	907.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Terengganu-Offshore-South China Sea-Oil & Gas	480.3	14.4	104.2	—	—	—	—	—	599.0
Entity Level Payment	—	308.2	—	—	—	—	—	—	308.2
Total	480.3	322.7	104.2	—	—	—	—	—	907.2
Payments made in Malaysian Ringgit and US Dollar
Well method of extraction for all projects
Production entitlement and royalties include in-kind payments valued pursuant to production agreements

Nigeria

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Federal Government	—	—	—	—	—	1.4	—	—	1.4
Federal Inland Revenue Service	—	610.0	—	—	—	1.4	—	—	611.4
Industrial Training Fund	—	—	—	—	—	0.1	—	—	0.1
Niger Delta Development Commission	—	—	—	—	—	43.8	—	—	43.8
Nigeria Host Community Development Trust Fund	—	—	—	—	—	—	—	23.2	23.2
Nigerian Content Development and Monitoring Board	—	—	—	—	—	8.4	—	0.1	8.5
Nigerian National Petroleum Company (NNPC) Limited	234.1	—	—	—	—	—	—	—	234.1
Nigerian Upstream Petroleum Regulatory Commission c/o Nigerian Midstream and Downstream Petroleum Regulatory Authority	—	—	281.9	—	—	5.4	—	—	287.2
Other Federal Ministries	—	—	—	—	—	0.4	—	—	0.4
Total	234.1	610.0	281.9	—	—	60.8	—	23.3	1,210.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Akwa Ibom-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	29.1	—	82.3	—	—	6.8	—	—	118.2
Cross River-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	—	—	—	—	—	—	0.1	0.1
Ondo-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	205.0	—	199.6	—	—	8.6	—	—	413.2
Entity Level Payment	—	610.0	—	—	—	45.4	—	23.2	678.7
Total	234.1	610.0	281.9	—	—	60.8	—	23.3	1,210.1
Payments made in Nigerian Naira and US Dollar
Well method of extraction for all projects
Production entitlements, royalties, and taxes include in-kind payments valued pursuant to production agreements

Papua New Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Conservation and Environment Protection Authority	—	—	—	—	—	0.5	—	—	0.5
Department of Petroleum & Energy	—	116.5	—	—	—	0.3	—	—	116.8
Department of Works	—	47.4	—	—	—	—	—	—	47.4
Internal Revenue Commission	—	184.8	—	—	—	—	—	—	184.8
Kumul Petroleum PNG Holdings Limited	—	—	—	378.0	—	—	—	—	378.0
Mineral Resources Development Company	—	—	—	62.2	—	—	—	—	62.2
Total	—	348.6	—	440.2	—	0.8	—	—	789.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Central-Onshore-Oil & Gas	—	0.2	—	—	—	0.1	—	—	0.3
Hela-Onshore-Oil & Gas	—	154.4	—	—	—	0.1	—	—	154.6
Southern Highlands-Onshore-Oil & Gas	—	9.2	—	—	—	0.3	—	—	9.5
Western-Onshore-Oil & Gas	—	0.1	—	—	—	0.1	—	—	0.2
Entity Level Payment	—	184.8	—	440.2	—	—	—	—	624.9
Total	—	348.6	—	440.2	—	0.8	—	—	789.6
Payments made in Papua New Guinean Kina and US Dollar
Well method of extraction for all projects

Qatar

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
General Tax Authority	—	132.4	—	—	—	—	—	—	132.4
INJAZ Qatar Establishment	—	—	—	—	—	—	—	0.5	0.5
Ministry of Environment and Climate Change	—	—	—	—	—	—	—	0.3	0.3
Qatar Foundation	—	—	—	—	—	—	—	0.1	0.1
Qatar Museums Authority	—	—	—	—	—	—	—	1.5	1.5
Qatar University	—	—	—	—	—	—	—	0.4	0.4
QatarEnergy	1,280.7	—	—	38.3	—	—	—	0.7	1,319.7
Teach For Qatar	—	—	—	—	—	—	—	2.4	2.4
Total	1,280.7	132.4	—	38.3	—	—	—	5.9	1,457.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Ad Dawḩah-Offshore-Arabian Gulf-Gas	—	—	—	—	—	—	—	5.9	5.9
Al Khawr wa adh Dhakhīrah- Offshore-Arabian Gulf-Gas	1,280.7	132.4	—	38.3	—	—	—	—	1,451.3
Total	1,280.7	132.4	—	38.3	—	—	—	5.9	1,457.2
Payments made in US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Thailand

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Mineral Fuels, Ministry Of Energy	—	—	3.5	—	—	0.3	—	—	3.7
Revenue Department	—	9.9	—	—	—	—	—	—	9.9
Total	—	9.9	3.5	—	—	0.3	—	—	13.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Khon Kaen-Onshore-Gas	—	9.9	3.5	—	—	—	—	—	13.4
Phangnga-Offshore-Andaman Sea-Oil & Gas	—	—	—	—	—	0.3	—	—	0.3
Total	—	9.9	3.5	—	—	0.3	—	—	13.7
Payments made in Thai Baht and US Dollar
Well method of extraction for all projects

Trinidad and Tobago

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Trinidad and Tobago Ministry of Energy and Energy Industries	—	—	—	—	0.8	1.5	—	0.9	3.3
Total	—	—	—	—	0.8	1.5	—	0.9	3.3

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Mayaro-Rio Claro-Offshore- Atlantic Ocean-Oil & Gas	—	—	—	—	0.8	1.5	—	0.9	3.3
Total	—	—	—	—	0.8	1.5	—	0.9	3.3
Payments made in US Dollar
Well method of extraction for all projects

United Arab Emirates

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Finance, Abu Dhabi	—	4,960.3	1,754.8	—	—	—	—	—	6,715.1
Total	—	4,960.3	1,754.8	—	—	—	—	—	6,715.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Abū Z̧aby-Offshore-Persian Gulf-Oil	—	4,960.3	1,754.8	—	—	—	—	—	6,715.1
Total	—	4,960.3	1,754.8	—	—	—	—	—	6,715.1
Payments made in US Dollar
Well method of extraction for all projects

United States of America

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bureau of Land Management	—	—	55.2	—	—	6.1	—	—	61.3
Internal Revenue Service	—	356.9	—	—	—	—	—	—	356.9
Office of Natural Resources Revenue	—	—	992.1	—	—	10.6	—	—	1,002.7
Total	—	356.9	1,047.3	—	—	16.7	—	—	1,421.0

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Colorado-Onshore-Oil & Gas	—	—	9.9	—	—	—	—	—	9.9
Louisiana-Offshore-Gulf of Mexico-Oil & Gas	—	—	121.3	—	—	3.7	—	—	125.0
Louisiana-Onshore-Oil & Gas	—	—	3.3	—	—	—	—	—	3.3
Montana-Onshore-Oil & Gas	—	—	7.7	—	—	—	—	—	7.7
New Mexico-Onshore-Oil & Gas	—	—	750.1	—	—	6.1	—	—	756.2
North Dakota-Onshore-Oil & Gas	—	—	68.5	—	—	—	—	—	68.5
Oklahoma-Onshore-Oil & Gas	—	—	0.3	—	—	—	—	—	0.3
Texas-Offshore-Gulf of Mexico- Oil & Gas	—	—	0.1	—	—	6.9	—	—	7.0
Texas-Onshore-Oil & Gas	—	—	(0.3)	—	—	—	—	—	(0.3)
Wyoming-Onshore-Oil & Gas	—	—	86.4	—	—	—	—	—	86.4
Entity Level Payment	—	356.9	—	—	—	—	—	—	356.9
Total	—	356.9	1,047.3	—	—	16.7	—	—	1,421.0
Payments made in US Dollar
Well method of extraction for all projects
Supplemental Information:
We believe the total U.S. taxes and duties expense listed in ExxonMobil's publicly available financial statements are a better reflection of the contributions made to the U.S. governments. For 2025, the total U.S. taxes and duties expense exceeded $7 billion for ExxonMobil, which represents approximately 64% of U.S. income before income taxes.
Additionally, the tax payment number reported in the table does not reflect a reliable estimate for ExxonMobil's ultimate tax liability for the reporting year. The tax payment reported follows Form SD’s instructions and is net of all refunds (whether related to the reporting year or another year) and excludes both payments for the purchase of tax credits and payments related to the reporting year but made in prior or subsequent years.
Additionally, it may include payments made in the reporting year but related to prior or subsequent years.
The table above only includes certain ExxonMobil payments to the U.S. Federal Government related to extractive activities as required by the
Regulations. It is important to note that the Regulations do not require the inclusion of payments to U.S. State and Local entities which are significant. The U.S. reported payments on a comparable basis to the information reported for foreign countries is shown in Figure 1 below and reflects the over $3 billion in U.S. State and Local payments omitted by the Regulations, bringing the total payments in the U.S. to an estimated $4.6 billion.
Figure 1
.

U.S. State & Local	3,129.3
Total U.S. Government Payments	4,550.2
ExxonMobil Luxembourg et Cie
Société en Commandite par Actions
Report on Payments to Governments in respect of Extractive
Activities
Year ended December 31, 2025
20, rue de l’Industrie
L-8069 Bertrange
R.C.S. Luxembourg B 72 560
2
ExxonMobil Luxembourg et Cie SCA

Table of contents	Page(s)

Introduction	3

Definitions relating to reporting on payments to governments	3

Reporting principles	4

Reporting of payments	5-9

- Angola	5

- Cyprus	5

- Germany	6-7

- Guyana	8

- Namibia	8

- Netherlands	9

- Suriname	9

3
ExxonMobil Luxembourg et Cie SCA
Introduction
This consolidated report is prepared and published in accordance with the European Union directive 2013/34/EU and transposed into the Luxembourg law of December 18, 2015 regarding payments to governments for companies operating in the extractive industries, which modifies inter alia the law of August 10, 1915 on commercial companies, as amended
(the “Law”) on behalf of ExxonMobil Luxembourg et Cie SCA (“ELEC”) and its subsidiaries.
Under the Law, ELEC is required to prepare a consolidated report on payments made to governments in relation to its extractive activities including subsidiaries included in its consolidated financial statements.
ELEC is an intermediate holding company. The ultimate parent is Exxon Mobil Corporation in Spring, Texas in the USA.
ELEC and its subsidiaries (the “Group”) are involved in exploration, production, transportation and sale of crude oil and natural gas and the manufacture, transportation and sale of petroleum products and petrochemicals in addition to developing low carbon solutions.
Definitions relating to reporting on payments to governments
Activities within the scope of the report
This report includes all payments made to governments with respect to the group activities involving exploration, prospection, discovery, development, and extraction of minerals, oil, natural gas deposits or other materials, within the economic activities listed in Section B, Divisions 05 to 08 of Annex I to Regulation (EC) No 1893/2006 of the European
Parliament and of the Council of 20 December 2006 establishing the statistical classification of economic activities NACE
Revision 2 (cfr. Art. 1760-1 point 1°  of the Law).
Government
A government is defined as national, regional or local authority of a member state or third party country. It includes a department, agency or undertaking controlled by that authority as defined in articles 1711-1 to 1711-3 of the Law (cfr.
Art. 1760-1 point 3° of the Law).
Payments
Payments whether in money or in kind for the activities mentioned above of the following type:
-Production entitlements;
-Taxes levied on the income, production or profits of companies, excluding taxes levied on consumption such as value added taxes, personal income taxes or sales taxes;
-Royalties;
-Dividends;
-Signature, discovery and production bonuses;
-License fees, rental fees, entry fees and other considerations for licenses and/or concessions;
-Payments for infrastructure improvements (cfr. Art. 1760-1 point 5° of the Law).
Project
Project is defined as: the operation activities that are governed by a single contract, license, lease, concession or similar legal agreements and form the basis for payment liabilities with a government. Nonetheless, if multiple such agreements are substantially interconnected, this shall be considered a single project (cfr. Art. 1760-1 point 4° of the Law).
4
ExxonMobil Luxembourg et Cie SCA
Reporting principles
In accordance with the Law, ELEC has applied the following principles:
1.The consolidated report mentions:
a.Total amount of payments made to each government;
b.Total amount per type of payment made to each government;
c.Where those payments have been attributed to a specific project, the total amount per type of payment made for each such project and the total amount of payments for each such project.
2.Any payment, whether made as a single payment or as a series of related payments is not taken into account if it is below EUR 100 000 within a financial year (cfr. Art. 1760-3 (1) of the Law).
3.Payments made by the undertaking in respect of obligations imposed at entity level are disclosed at entity level rather than at project level if it is not possible to disaggregate the payment per project (cfr. Art. 1760-3 (2) last sub-paragraph of the Law).
4.Payments in kind are reported in value and, where applicable, in volume. Supporting notes provide an explanation on how their value has been determined (cfr. Art. 1760-3 (3) of the Law).
5.Disclosure of the payments referred to in this Article reflect the substance, rather than the form, of the payment or activity concerned. Payments and activities are not artificially split or aggregated to avoid the application of the
Law (cfr. Art. 1760-3 (4) of the Law).
5
ExxonMobil Luxembourg et Cie SCA
Payments per country, per government and, where applicable, per project
The tables hereinafter show the payments made to governments by the Group on a government and, where applicable, on a project basis for each type of payment during the year ended December 31, 2025.
Angola
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Agencia Nacional de Petroleo e Gas	2,174,966	—	—	—	—	—	—	2,174,966
Ministerio das Financas	—	400,400	—	—	—	310	—	400,710
Ministerio dos Petroleos	—	8,014	—	—	—	—	—	8,014
Total	2,174,966	408,414	—	—	—	310	—	2,583,689
Production entitlement of 32,013 kbbls valued at a tax reference price ($67.94/bbl) issued by the Angola authorities
Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block 15	2,174,966	108,087	—	—	—	310	—	2,283,362
Block 17	—	245,102	—	—	—	—	—	245,102
Block 30	—	397	—	—	—	—	—	397
Block 32	—	54,828	—	—	—	—	—	54,828
Total	2,174,966	408,414	—	—	—	310	—	2,583,689
Cyprus
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Ministry of Energy, Commerce, and Industry	—	—	—	—	1,733	174	—	1,908
Total	—	—	—	—	1,733	174	—	1,908
Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Block 5	—	—	—	—	218	111	—	329
Block 10	—	—	—	—	1,515	63	—	1,579
Total	—	—	—	—	1,733	174	—	1,908
6
ExxonMobil Luxembourg et Cie SCA
Germany
Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Bundeszentralamt fuer Steuern	—	—	—	—	—	—	—	—
Finanzamt fuer Grossunternehmen	—	74,627	—	—	—	—	—	74,627
Flecken Steyerberg	—	2,392	—	—	—	—	—	2,392
Finanzamt Berlin-Kreuzberg	—	364	—	—	—	—	—	364
Gemeinde Cappeln	—	382	—	—	—	—	—	382
Gemeinde Emstek	—	1,912	—	—	—	—	—	1,912
Gemeinde Grossenkneten	—	4,220	—	—	—	—	—	4,220
Gemeinde Goldenstedt	—	365	—	—	—	—	—	365
Gemeinde Krummhoern	—	136	—	—	—	—	—	136
Gemeinde Lastrup	—	869	—	—	—	—	—	869
Gemeinde Neuenkirchen	—	254	—	—	—	—	—	254
Gemeinde Visbek	—	1,268	—	—	—	—	—	1,268
Gemeinde Wagenfeld	—	189	—	—	—	—	—	189
Gemeinde Wardenburg	—	592	—	—	—	—	—	592
Gemeinde Burgwedel	—	254	—	—	—	—	—	254
Gemeinde Doetlingen	—	1,739	—	—	—	—	—	1,739
Landeshauptstadt Hannover	—	12,780	—	—	—	—	—	12,780
Landesamt fuer Bergbau, Claustha	—	13,536	—	—	—	—	—	13,536
Samtgemeinde Barnstorf	—	161	—	—	—	—	—	161
Samtgemeinde Bothel	—	1,243	—	—	—	—	—	1,243
Samtgemeinde Hankensbuettel	—	1,356	—	—	—	—	—	1,356
Samtgemeinde Kirchdorf-Bahrenborstel	—	1,125	—	—	—	—	—	1,125
Samtgemeinde Kirchdorf-Barenburg	—	1,618	—	—	—	—	—	1,618
Samtgemeinde Neuenhaus	—	889	—	—	—	—	—	889
Samtgemeinde Siedenburg	—	740	—	—	—	—	—	740
Samtgemeinde Sottrum	—	710	—	—	—	—	—	710
Samtgemeinde Uchte	—	613	—	—	—	—	—	613
Samtgemeinde Wathlingen	—	398	—	—	—	—	—	398
Samtgemeinde Zeven	—	186	—	—	—	—	—	186
Stadt Braunschweig	—	202	—	—	—	—	—	202
Stadt Cloppenburg	—	430	—	—	—	—	—	430
Stadt Karlsruhe	—	571	—	—	—	—	—	571
Stadt Loeningen	—	143	—	—	—	—	—	143
Stadt Meppen	—	2,445	—	—	—	—	—	2,445
Stadt Sulingen	—	2,380	—	—	—	—	—	2,380
Stadt Vechta	—	1,253	—	—	—	—	—	1,253
Stadt Visselhoevede	—	224	—	—	—	—	—	224
Stadt Walsrode	—	616	—	—	—	—	—	616
Steuerkasse Koeln	—	1,785	—	—	—	—	—	1,785
Stadt Munster	—	288	—	—	—	—	—	288
Stadt Rotenburg (Wuemme)	—	530	—	—	—	—	—	530
Stadt Wildeshausen	—	270	—	—	—	—	—	270
Total	—	136,052	—	—	—	—	—	136,052
7
ExxonMobil Luxembourg et Cie SCA
Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Lower Saxony	—	13,536	—	—	—	—	—	13,536
Other Germany	—	122,517	—	—	—	—	—	122,517
Total	—	136,052	—	—	—	—	—	136,052
Other Germany : Payments made in respect of obligations imposed at entity level
8
ExxonMobil Luxembourg et Cie SCA
Guyana
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Guyana Geology and Mines Commission	—	—	—	—	—	2,651	—	2,651
Ministry of Natural Resources	1,067,172	—	330,673	—	—	—	—	1,397,845
Environmental Protection Agency	—	—	—	—	—	250	—	250
Guyana Revenue Authority	—	1,100,431	—	—	—	—	—	1,100,431
Maritime Administration Department	—	—	—	—	—	2,943	—	2,943
Ministry of Culture, Youth, Sport	—	—	—	—	—	—	1,000	1,000
University of Guyana	—	—	—	—	—	—	1,121	1,121
Total	1,067,172	1,100,431	330,673	—	—	5,844	2,121	2,506,240
Production entitlement of 32,267,575 BBLs is valued at the realization  price issued in the press by the Ministry of Natural Resources offset by
EMNI (ExxonMobil Net Interest) Taxes.
Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Canje	—	—	—	—	—	145	—	145
S8	—	—	—	—	—	—	—	—
Stabroek	1,067,172	1,100,431	330,673	—	—	5,699	2,121	2,506,095
Total	1,067,172	1,100,431	330,673	—	—	5,844	2,121	2,506,240
Namibia
Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Ministry of Finance	—	—	—	—	—	—	—	0
Ministry of Mines And Energy	—	—	—	—	—	—	—	—
Petrofund	—	—	—	—	—	300	—	300
Total	—	—	—	—	—	300	—	300
Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Block PEL86	—	—	—	—	—	—	—	—
Block PEL89	—	—	—	—	—	—	—	—
Block PEL95	—	—	—	—	—	300	—	300
Total	—	—	—	—	—	300	—	300
9
ExxonMobil Luxembourg et Cie SCA
Netherlands
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Belastingdienst	—	31,821	2,035	—	—	—	—	33,855
Total	—	31,821	2,035	—	—	—	—	33,855
Belastingsdienst : consists of 17.4M USD CIT payments for 2023, paid in 2025 and 14.3M USD SPS payment for tax years 2023, 2024 and 2025
Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Other Netherlands	—	31,821	2,035	—	—	—	—	33,855
Total	—	31,821	2,035	—	—	—	—	33,855
Suriname
Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Staatsolie Maatschappij	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—
Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Global New Ops	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Imperial Oil Limited
Reporting Year	From:	1/1/2025	To:	12/31/2025	Date submitted	4/27/2026
Reporting Entity ESTMA Identification Number	E425849		● Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the
ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chris Leyerzapf				Date	4/22/2026
Position Title	Assistant Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF ALBERTA		209,990,000	1,197,590,000	20,450,000					1,428,030,000
Canada	REGIONAL MUNICIPALITY OF WOOD BUFFALO		46,860,000							46,860,000
Canada	GOVERNMENT OF SASKATCHEWAN				1,100,000					1,100,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO 87 (ALBERTA)		35,430,000							35,430,000
Canada	TOWN OF NORMAN WELLS		5,520,000							5,520,000
Canada	GOVERNMENT OF CANADA		681,720,000		370,000					682,090,000
Canada	GOVERNMENT OF QUEBEC		12,870,000							12,870,000
Canada	CITY OF MEDICINE HAT				140,000					140,000
Canada	ATHABASCA CHIPEWYAN FIRST NATION				6,120,000					6,120,000
Canada	FORT MCMURRAY #468 FIRST NATION				130,000					130,000
Canada	FORT MCKAY FIRST NATION				4,100,000					4,100,000
Canada	MIKISEW CREE FIRST NATION				2,470,000					2,470,000
Canada	COLD LAKE FIRST NATIONS				940,000					940,000
Canada	FORT MCKAY METIS COMMUNITY ASSOCIATION				750,000					750,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #1935 FORT MCMURRAY				770,000					770,000
Canada	ELIZABETH METIS SETTLEMENT				520,000					520,000
Canada	ONION LAKE CREE NATION				320,000					320,000
Canada	WHITEFISH LAKE FIRST NATION				240,000					240,000
Canada	HEART LAKE FIRST NATION				140,000					140,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #125 FORT CHIPEWYAN				1,020,000					1,020,000
Canada	BEAVER LAKE CREE NATION				420,000					420,000
Canada	BUFFALO LAKE METIS SETTLEMENT				480,000					480,000
Additional Notes:
This consolidated report includes payments for the period of January 1, 2025 to December 31, 2025, for the following reporting entities: E752542 Imperial Oil Resources
Limited, E891279 Imperial Oil Resources N.W.T. Limited.

[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	COLD LAKE	35,430,000	799,580,000	9,410,000					844,420,000
Canada	KEARL	46,860,000	397,800,000	21,110,000					465,770,000
Canada	OTHER OIL SANDS	904,580,000		4,120,000					908,700,000
Canada	CONVENTIONAL & OTHER		210,000	5,830,000					6,040,000
Canada	NORMAN WELLS	5,520,000		10,000					5,530,000
Additional Notes[3]:
This consolidated report includes payments for the period of January 1, 2025 to December 31, 2025, for the following reporting entities: E752542
Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.

[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Imperial Oil Limited Total	709.1	854.9	29.0	—	—	—	—	1,593.0

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Investment Company
Reporting Year	From	12/1/2024	To:	11/30/2025	Date submitted	4/27/2026	Reporting Entities May Insert Their Brand/Logo here
Reporting Entity ESTMA Identification Number	E872118		● Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the
ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Susan Coombs				Date	4/27/2026
Position Title	Vice President

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	12/1/2024	To:	11/30/2025
Reporting Entity Name	ExxonMobil Canada Investment Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	GOVERNMENT OF ALBERTA		35,270,000	80,000	80,000					35,430,000
Canada	GOVERNMENT OF CANADA		8,860,000	412,860,000	200,000					421,920,000
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR			161,070,000	1,640,000					162,710,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND AND LABRADOR OFFSHORE ENERGY REGULATOR				1,330,000					1,330,000
Additional Notes:
This consolidated report includes payments for the period of January 1, 2025 to November 30, 2025, for the following reporting entity:  E188132
ExxonMobil Canada Properties
This consolidated report includes payments for the period of February 1, 2025 to November 30, 2025, for E151657 ExxonMobil Canada Energy.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	12/1/2024	To:	11/30/2025
Reporting Entity Name	ExxonMobil Canada Investment Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		160,290,000	1,630,000					161,920,000
Canada	HSE		68,900,000						68,900,000
Canada	HEBRON		344,740,000	1,330,000					346,070,000
Canada	CONVENTIONAL	8,590,000	80,000	90,000					8,760,000
Canada	OFFSHORE ATLANTIC			200,000					200,000
Canada	EXXONMOBIL CANADA INVESTMENT COMPANY	35,540,000							35,540,000	Payments not directly linked to a specific project, but levied at entity level.
Additional Notes[3]:
This consolidated report includes payments for the period of January 1, 2025 to November 30, 2025, for the following reporting entity:  E188132
ExxonMobil Canada Properties
This consolidated report includes payments for the period of February 1, 2025 to November 30, 2025, for E151657 ExxonMobil Canada Energy.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Investments Company Total	30.9	411.0	2.3	—	—	—	—	444.2

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Energy
Reporting Year	From	2025-12-01	To:	2026-01-31	Date submitted	2026-04-27	Reporting Entities May Insert Their Brand/Logo here
Reporting Entity ESTMA Identification Number	E151657		● Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the
ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Susan Coombs				Date	2026-04-27
Position Title	Vice President

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-12-01	To:	2026-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Additional Notes:
ExxonMobil Canada Energy payments for the period February 1, 2025 to November 30, 2025 have been consolidated within its parent - ExxonMobil
Canada Investments Company's ESTMA report (E872118).
ExxonMobil Canada Energy did not have any reportable payments during this period. All reportable payments were included in ESTMA report
E872118.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-12-01	To:	2026-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Additional Notes[3]:
ExxonMobil Canada Energy payments for the period February 1, 2025 to November 30, 2025 have been consolidated within its parent - ExxonMobil
Canada Investments Company's ESTMA report (E872118).
ExxonMobil Canada Energy did not have any reportable payments during this period. All reportable payments were included in ESTMA report
E872118.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Energy Total	—	—	—	—	—	—	—	—

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Properties
Reporting Year	From	2025-12-01	To:	2025-12-31	Date submitted	2026-04-27	Reporting Entities May Insert Their Brand/Logo here
Reporting Entity ESTMA Identification Number	E188132		● Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the
ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Susan Coombs				Date	2026-04-27
Position Title	Vice President

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-12-01	To:	2025-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR			7,600,000						7,600,000
Canada	GOVERNMENT OF CANADA			38,200,000						38,200,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND AND LABRADOR OFFSHORE ENERGY REGULATOR				3,390,000					3,390,000
Additional Notes:	ExxonMobil Canada Properties payments for the period January 1, 2025 to November 30, 2025 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-12-01	To:	2025-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		7,400,000						7,400,000
Canada	HSE		2,750,000						2,750,000
Canada	HEBRON		35,650,000	3,390,000					39,040,000
Additional Notes[3]:	ExxonMobil Canada Properties payments for the period January 1, 2025 to November 30, 2025 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Properties Total	—	33.5	2.5	—	—	—	—	36.0

Country Code	Government	Payment Type	Unit Measure	Volume	Valuation Method	Currency	Amount	Company Name	Company Number	Notes	Report Name	ReportEnd Date	Version	ReportNotes
GBR	HM REVENUE & CUSTOMS	Tax		0		GBP	13926148	Esso Exploration and Production UK Limited	207426		Extractives Report	12/31/2025	1
All of the entities'
interests in the UK are
operated by others.
Payments are reported at
an appropriate project
level except for
payments that are not
attributable to a specific
project which are
reported at entity level.

Government	CountryCode	Amount	Currency	CompanyName	Company Number	ReportEnd Date	Version	Notes	ReportName	ReportNotes
HM REVENUE & CUSTOMS	GBR	13926148	GBP	Esso Exploration and Production UK Limited	207426	12/31/2025	1		Extractives Report
All of the entities' interests in the UK are operated by
others.
Payments are reported at an appropriate project level
except for payments that are not attributable to a
specific project which are reported at entity level.

Project Code	ProjectName	Country CodeList	Payment Type	Unit Measure	Volume	Valuation Method	Currency	Amount	CompanyName	Company Number	Notes	Report Name	ReportEnd Date	Version	ReportNotes
GB001	CENTRAL & NORTHERN NORTH SEA	GBR	Tax		0		GBP	-120500695	Esso Exploration and Production UK Limited	207426	ExxonMobil previously divested its interest in several CNNS fields. In 2025 ExxonMobil received a Petroleum Revenue Tax refund amounting to 120,500,701 GBP. These refunds were subsequently passed on to the new owners net of any associated tax liability.	Extractives Report	12/31/2025	1
All of the
entities'
interests in
the UK are
operated by
others.
Payments are
reported at an
appropriate
project level
except for
payments
that are not
attributable
to a specific
project which
are reported
at entity
level.

GB002	SOUTHERN NORTH SEA	GBR	Tax		0		GBP	-573157	Esso Exploration and Production UK Limited	207426	Net refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report	12/31/2025	1
All of the
entities'
interests in
the UK are
operated by
others.
Payments are
reported at an
appropriate
project level
except for
payments
that are not
attributable
to a specific
project which
are reported
at entity
level.

GB003	Esso Exploration and Production UK Limited	GBR	Tax		0		GBP	135000000	Esso Exploration and Production UK Limited	207426		Extractives Report	12/31/2025	1
All of the
entities'
interests in
the UK are
operated by
others.
Payments are
reported at an
appropriate
project level
except for
payments
that are not
attributable
to a specific
project which
are reported
at entity
level.

ProjectName	Project Code	Amount	Currency	Company Name	Company Number	ReportEnd Date	Version	Notes	ReportName	ReportNotes
CENTRAL & NORTHERN NORTH SEA	GB001	-120500695	GBP	Esso Exploration and Production UK Limited	207426	12/31/2025	1
ExxonMobil previously divested its
interest in several CNNS fields. In
2025 ExxonMobil received a
Petroleum Revenue Tax refund
amounting to 120,500,701 GBP.
These refunds were subsequently
passed on to the new owners net of
any associated tax liability.
									Extractives Report
All of the entities' interests in the UK are
operated by others.
Payments are reported at an appropriate project
level except for payments that are not
attributable to a specific project which are
reported at entity level.

SOUTHERN NORTH SEA	GB002	-573157	GBP	Esso Exploration and Production UK Limited	207426	12/31/2025	1	Net refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report
All of the entities' interests in the UK are
operated by others.
Payments are reported at an appropriate project
level except for payments that are not
attributable to a specific project which are
reported at entity level.

ESSO EXPLORATION AND PRODUCTION UK LIMITED	GB003	135000000	GBP	Esso Exploration and Production UK Limited	207426	12/31/2025	1		Extractives Report
All of the entities' interests in the UK are
operated by others.
Payments are reported at an appropriate project
level except for payments that are not
attributable to a specific project which are
reported at entity level.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Esso Exploration and Production UK Limited Total	17.8	—	—	—	—	—	—	17.8